Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Katie Strohacker, Senior Director of Investor Relations (617) 796-8251 www.ta-petro.com

TravelCenters of America LLC Announces Third Quarter 2016 Financial Results
Third Quarter Net Income Attributable to Common Shareholders up 10.9%,
Adjusted EBITDA up 22.3%
____________________________________________________________________________________

Westlake, OH (November 8, 2016): TravelCenters of America LLC (Nasdaq: TA) today announced financial results for the three and nine months ended September 30, 2016:

(in thousands, except per share and per gallon amounts unless indicated otherwise)	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Total revenues	$1,477,603	$1,508,993	$4,087,118	$4,499,577
Income before income taxes	17,238	15,983	7,187	48,485
Net income attributable to common shareholders	10,898	9,826	4,475	29,327

Net income per common share attributable to common shareholders:
Basic and diluted	$0.28	$0.26	$0.12	$0.76

Supplemental Data:
Fuel sales volume (gallons):
Diesel fuel	419,176	439,850	1,260,095	1,301,603
Gasoline	148,264	110,456	409,503	284,108
Total fuel sales volume (gallons)	567,440	550,306	1,669,598	1,585,711

Fuel gross margin	$110,033	$102,550	$303,727	$311,224
Fuel gross margin per gallon	$0.194	$0.186	$0.182	$0.196

Total nonfuel revenues	$525,516	$474,646	$1,485,686	$1,330,786
Nonfuel gross margin	280,234	252,729	796,724	722,157
Nonfuel gross margin percentage	53.3%	53.2%	53.6%	54.3%

Adjusted EBITDA(1)	$47,059	$38,470	$92,352	$128,534
Adjusted EBITDAR(1)	113,632	99,086	287,190	298,062

(1)
A reconciliation of earnings before interest, taxes, depreciation and amortization, and loss on extinguishment of debt, or Adjusted EBITDA, and Adjusted EBITDA before rent expense, or Adjusted EBITDAR, from net income attributable to common shareholders, the most directly comparable financial measure calculated and presented in accordance with U.S. generally accepted accounting principles, or GAAP, appears in the supplemental data below.

Thomas M. O'Brien, TA's CEO, made the following statement regarding the 2016 third quarter results:
"During the 2016 third quarter, our business strategies resulted in gains in fuel volume, fuel gross margin, nonfuel gross margin and continued improvements in site level operating expense controls. We grew site level gross margin in excess of site level operating expenses in total and on a same site basis. The combination of our internal and external growth activities outpaced headwinds of increased fuel efficiency for heavy duty truck engines and a softness in freight volume, resulting in an increase in net income attributable to common shareholders and Adjusted EBITDA of 10.9% and 22.3%, respectively. While the rate of increased financial contributions from our recently acquired sites were modestly less than the improvement realized in the prior (sequential) quarter, I remain confident in the prospect of realizing the expected results from these investments."
Third Quarter 2016 Business Commentary
Generally lower market prices for fuel and lower fuel sales volume in our travel center segment in the 2016 third quarter led to an $83.6 million, or 8.1%, decline in fuel revenue. Acquisition of sites since the beginning of the 2015 third quarter was principally responsible for a 17.1 million gallon, or 3.1%, increase in fuel sales volume, partially offsetting a 25.0 million gallon, or 4.7%, decrease in same site fuel sales volume. Same site fuel sales volume decreased due to fuel efficiency gains by TA's commercial diesel customers and TA's continued effort to manage fuel gross margin by balancing competitive fuel pricing decisions with their impact on volume. This loss of fuel volume was partially offset by gasoline demand increases experienced at some of TA's same site travel center locations. All of these factors netted a fuel gross margin increase of $7.5 million ($0.008 per gallon), to $110.0 million ($0.194 per gallon).
Sites acquired since the beginning of the 2015 third quarter contributed $52.7 million to a $50.9 million, or 10.7%, increase in nonfuel revenue for the 2016 third quarter compared to the 2015 third quarter, partially offset by a $1.8 million, or 0.4%, decrease in same site nonfuel revenue. These new sites contributed to the increase in nonfuel gross margin of $27.5 million, or 10.9%, for the 2016 third quarter compared to the 2015 third quarter. These recently acquired sites accounted for $20.2 million of this increase, while $7.3 million of the increase was attributable to growth in same site nonfuel gross margin, despite the slight decline in same site fuel volume and nonfuel revenue. Same site nonfuel gross margin in the 2016 third quarter was 55.6% of nonfuel revenue, compared to 53.8% in the 2015 third quarter, a change largely attributable to the positive impact of TA's strategies for purchasing and pricing goods for resale and TA's marketing initiatives.
Site level operating expenses increased $18.4 million, or 8.0%, in the 2016 third quarter compared to the 2015 third quarter: a $20.2 million increase due to sites acquired since the beginning of the 2015 third quarter, partially offset by a $1.8 million decrease in same site, site level operating expenses.
Selling, general and administrative expenses for the 2016 third quarter increased $5.1 million, or 17.0%, compared to the 2015 third quarter, principally as a result of increased personnel costs, which resulted from increased field management and corporate staffing required to support the growth of TA's business, as well as planned increased spending on marketing and promotional activities.
Real estate rent expense increased $6.0 million, or 9.8%, in the 2016 third quarter compared to the 2015 third quarter primarily resulting from 2015 and 2016 sale and leaseback transactions with Hospitality Properties Trust, or HPT.
Interest expense, net, increased $2.2 million in the 2016 third quarter compared to the 2015 third quarter, primarily as a result of TA's issuance in October 2015 of $100.0 million of 8.00% Senior Notes due in 2030.
Net income attributable to common shareholders for the 2016 third quarter was $10.9 million ($0.28 per common share), a 10.9% increase compared to $9.8 million ($0.26 per common share) for the 2015 third quarter. Adjusted EBITDA and Adjusted EBITDAR for the 2016 third quarter increased by $8.6 million, or 22.3%, and $14.5 million, or 14.7%, respectively, compared to the 2015 third quarter. The increases in net income attributable to common shareholders, Adjusted EBITDA and Adjusted EBITDAR were primarily attributable to recently acquired sites.
Travel Centers Segment
Lower market prices for fuel and decreases in fuel sales volume in the 2016 third quarter resulted in a $134.9 million, or 14.3%, decrease in fuel revenue as compared to the 2015 third quarter.

TA believes that the positive impact of TA's strategies for purchasing and pricing goods for resale and TA's marketing initiatives led to a $9.3 million increase in nonfuel gross margin for the 2016 third quarter and that this was the principal driver of a $10.5 million, or 8.7%, increase in site level gross margin in excess of site level operating expenses compared to the 2015 third quarter. Also contributing to higher site level gross margin in excess of site level operating expenses in the 2016 third quarter was a $1.7 million increase in fuel gross margin due to a continued focus on managing fuel sales pricing to balance sales volume and profitability.
Convenience Stores Segment
Sites acquired since the beginning of the 2015 third quarter (153 sites) resulted in increases in fuel sales volume and in nonfuel revenues to produce higher total revenues by $88.3 million, or 78.3%, in the 2016 third quarter compared to the 2015 third quarter. The increase in fuel sales volume and nonfuel revenues was partially offset by decreases in market prices for fuel and a 1.8% decrease in same site fuel sales volume due to retail pricing strategies to improve profits.
Recently acquired sites also produced an increase in site level gross margin in excess of site level operating expenses in the 2016 third quarter by $4.8 million, or 65.1%, compared to the 2015 third quarter that was partially offset by a $0.7 million decrease from same site locations.

Investment Activity
On September 30, 2016, TA sold a newly developed travel center to HPT for $16.6 million, and simultaneously leased back this travel center from HPT; TA's minimum annual rent payable to HPT increased by $1.4 million as a result. TA has one travel center under construction that is currently expected to be completed during the first quarter of 2017 and sold to, and leased back from, HPT soon thereafter. TA estimates the remaining development cost of this travel center to be approximately $9.4 million.
From the beginning of 2011, when TA began its acquisition program, to September 30, 2016, TA has invested $798.4 million to purchase and improve travel centers, convenience stores and restaurants and related businesses. For the twelve months ended September 30, 2016, these investments have produced site level gross margin in excess of site level operating expenses of $90.0 million, or, on a sequential basis, $10.7 million, or 13.4%, greater than site level gross margin in excess of site level operating expenses for the twelve months ended June 30, 2016.
TA currently has agreements to acquire an additional six standalone restaurants for an aggregate purchase price of $6.0 million and a travel center for a purchase price of $13.1 million. TA expects to complete these acquisitions by December 31, 2016. TA currently intends to continue to selectively acquire additional locations and to otherwise expand its business.

Conference Call:
On Tuesday, November 8, 2016, at 10:00 a.m. Eastern Time, TA will host a conference call to discuss its financial results and other activities for the three months ended September 30, 2016. Following management's remarks, there will be a question and answer period.
The conference call telephone number is 877-329-4614. Participants calling from outside the United States and Canada should dial 412-317-5437. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available for about a week after the call. To hear the replay, dial 412-317-0088. The replay pass code is 10093018.
A live audio webcast of the conference call will also be available in a listen only mode on TA's website at www.ta-petro.com. To access the webcast, participants should visit TA's website about five minutes before the call. The archived webcast will be available for replay on TA's website for about one week after the call. The transcription, recording and retransmission in any way of TA's third quarter conference call is strictly prohibited without the prior written consent of TA. The Company's website is not incorporated as part of this press release.

About TravelCenters of America LLC:
TA's nationwide business includes travel centers located in 43 U.S. states and in Canada, standalone convenience stores in 11 states and standalone restaurants in 15 states. TA's travel centers operate under the "TravelCenters of America," "TA," "Petro Stopping Centers" and "Petro" brand names and offer diesel and gasoline fueling, restaurants, truck repair services, travel/convenience stores and other services which are designed to provide attractive and efficient travel experiences to professional drivers and other motorists. TA's convenience stores operate principally under the "Minit Mart" brand name and offer gasoline fueling as well as nonfuel products and services such as coffee, groceries, fresh food offerings and other convenience items. TA's standalone restaurants operate principally under the "Quaker Steak & Lube" brand name.

WARNING CONCERNING FORWARD LOOKING STATEMENTS
THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. WHENEVER TA USES WORDS SUCH AS "BELIEVE," "EXPECT," "ANTICIPATE," "INTEND," "PLAN," "ESTIMATE," "WILL," "MAY" AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, TA IS MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON TA'S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY TA'S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. AMONG OTHERS, THE FORWARD LOOKING STATEMENTS WHICH APPEAR IN THIS PRESS RELEASE THAT MAY NOT OCCUR INCLUDE STATEMENTS THAT:

•
TA'S CEO, MR. O'BRIEN, STATES IN THIS PRESS RELEASE HIS CONFIDENCE IN THE PROSPECT OF TA REALIZING THE EXPECTED RESULTS FROM ITS INVESTMENTS IN TA'S RECENTLY ACQUIRED SITES. THIS STATEMENT IMPLIES THAT THE RECENTLY ACQUIRED SITES WILL GENERATE INCREASED NET INCOME. HOWEVER, MANY OF THE LOCATIONS TA HAS ACQUIRED OR MAY ACQUIRE PRODUCED OPERATING RESULTS THAT CAUSED THE PRIOR OWNERS TO EXIT THE BUSINESSES AND TA'S ABILITY TO OPERATE THESE LOCATIONS PROFITABLY DEPENDS UPON MANY FACTORS, SOME OF WHICH ARE BEYOND TA'S CONTROL. ACCORDINGLY, TA'S ACQUIRED SITES MAY NOT GENERATE INCREASED NET INCOME OR IT MAY TAKE LONGER THAN TA EXPECTS FOR ITS NET INCOME TO INCREASE;

•
TA HAS AGREED TO DEVELOP AN ADDITIONAL LOCATION FOR SALE TO, AND LEASE BACK FROM, HPT. THIS SALE AND LEASEBACK IS SUBJECT TO CONDITIONS WHICH MAY NOT BE MET AND MAY NOT BE COMPLETED OR MAY BE DELAYED OR ITS TERMS MAY CHANGE. TA INTENDS TO CONTINUE TO SELECTIVELY ACQUIRE AND DEVELOP ADDITIONAL LOCATIONS AND OTHERWISE EXPAND ITS BUSINESS. THERE ARE MANY FACTORS THAT MAY RESULT IN TA NOT BEING ABLE TO ACQUIRE, RENOVATE AND DEVELOP ADDITIONAL LOCATIONS, OR TO OTHERWISE EXPAND ITS BUSINESS, AT PRICES OR COSTS THAT YIELD PROFITS, INCLUDING COMPETITION FOR ACQUISITIONS FROM OTHER BUYERS, TA'S INABILITY TO NEGOTIATE ACCEPTABLE PURCHASE TERMS AND THE POSSIBILITY THAT TA MAY NEED TO USE ITS AVAILABLE FUNDS FOR OTHER PURPOSES. TA MAY DETERMINE TO DELAY OR NOT TO PROCEED WITH ITS PENDING DEVELOPMENT PROJECT. MOREOVER, MANAGING AND INTEGRATING DEVELOPED OR ACQUIRED LOCATIONS CAN BE DIFFICULT, TIME CONSUMING AND/OR MORE EXPENSIVE THAN ANTICIPATED AND CAN INVOLVE RISKS OF FINANCIAL LOSSES. TA MAY NOT OPERATE ITS ACQUIRED OR DEVELOPED LOCATIONS AS PROFITABLY AS IT NOW EXPECTS; AND

•
TA HAS AGREED TO ACQUIRE AN ADDITIONAL SIX STANDALONE RESTAURANTS FOR AN AGGREGATE PURCHASE PRICE OF $6.0 MILLION AND A TRAVEL CENTER FOR A PURCHASE PRICE OF $13.1 MILLION, AND TA EXPECTS TO COMPLETE THESE ACQUISITIONS BY DECEMBER 31, 2016. THESE ACQUISITIONS ARE SUBJECT TO CONDITIONS AND MAY NOT OCCUR, MAY BE DELAYED OR THEIR TERMS MAY CHANGE.

THE INFORMATION CONTAINED IN TA'S PERIODIC REPORTS, INCLUDING TA'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2015, WHICH HAS BEEN FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, OR SEC, AND TA'S QUARTERLY REPORTS ON FORM 10-Q FOR THE PERIODS ENDED MARCH 31, 2016, JUNE 30, 2016, AND SEPTEMBER 30, 2016, WHICH HAVE BEEN OR WILL BE FILED WITH THE SEC, UNDER THE CAPTION "RISK FACTORS," OR ELSEWHERE IN THOSE REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM TA'S FORWARD LOOKING STATEMENTS. TA'S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC'S WEBSITE AT WWW.SEC.GOV.
YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.
EXCEPT AS REQUIRED BY LAW, TA DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENT AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

TRAVELCENTERS OF AMERICA LLC
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands, except per share amounts)

	Three Months Ended September 30,
	2016	2015
Revenues:
Fuel	$947,558	$1,031,146
Nonfuel	525,516	474,646
Rent and royalties from franchisees	4,529	3,201
Total revenues	1,477,603	1,508,993

Cost of goods sold (excluding depreciation):
Fuel	837,525	928,596
Nonfuel	245,282	221,917
Total cost of goods sold	1,082,807	1,150,513

Operating expenses:
Site level operating	247,584	229,215
Selling, general and administrative	34,812	29,760
Real estate rent	66,573	60,616
Depreciation and amortization	22,698	17,445
Total operating expenses	371,667	337,036

Income from operations	23,129	21,444

Acquisition costs	225	1,755
Interest expense, net	7,200	5,042
Income from equity investees	1,534	1,336
Income before income taxes	17,238	15,983
Provision for income taxes	6,263	6,157
Net income	10,975	9,826
Less net income for noncontrolling interests	77	—
Net income attributable to common shareholders	$10,898	$9,826

Net income per common share attributable to common shareholders:
Basic and diluted	$0.28	$0.26
These financial statements should be read in conjunction with TA's Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, to be filed with the U.S. Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands, except per share amounts)

	Nine Months Ended September 30,
	2016	2015
Revenues:
Fuel	$2,588,297	$3,159,399
Nonfuel	1,485,686	1,330,786
Rent and royalties from franchisees	13,135	9,392
Total revenues	4,087,118	4,499,577

Cost of goods sold (excluding depreciation):
Fuel	2,284,570	2,848,175
Nonfuel	688,962	608,629
Total cost of goods sold	2,973,532	3,456,804

Operating expenses:
Site level operating	725,754	657,133
Selling, general and administrative	101,787	87,438
Real estate rent	194,838	169,528
Depreciation and amortization	64,545	53,086
Total operating expenses	1,086,924	967,185

Income from operations	26,662	75,588

Acquisition costs	2,286	3,296
Interest expense, net	20,761	16,461
Income from equity investees	3,572	3,156
Loss on extinguishment of debt	—	10,502
Income before income taxes	7,187	48,485
Provision for income taxes	2,571	19,158
Net income	4,616	29,327
Less net income for noncontrolling interests	141	—
Net income attributable to common shareholders	$4,475	$29,327

Net income per common share attributable to common shareholders:
Basic and diluted	$0.12	$0.76
These financial statements should be read in conjunction with TA's Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, to be filed with the U.S. Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)

	September 30, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$137,288	$172,087
Accounts receivable, net	118,103	91,580
Inventory	195,229	183,492
Other current assets	39,014	48,181
Total current assets	489,634	495,340

Property and equipment, net	1,070,757	989,606
Goodwill and intangible assets, net	127,153	105,977
Other noncurrent assets	31,333	30,618
Total assets	$1,718,877	$1,621,541

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$146,454	$125,079
Current HPT Leases liabilities	39,697	37,030
Other current liabilities	191,817	133,513
Total current liabilities	377,968	295,622

Long term debt	318,472	316,447
Noncurrent HPT Leases liabilities	385,134	385,498
Other noncurrent liabilities	78,232	74,655
Total liabilities	1,159,806	1,072,222

Shareholders' equity (38,853 and 38,808 common shares outstanding at September 30, 2016, and December 31, 2015, respectively)	559,071	549,319
Total liabilities and shareholders' equity	$1,718,877	$1,621,541
These financial statements should be read in conjunction with TA's Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, to be filed with the U.S. Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands)

Non-GAAP financial measures are financial measures that are not determined in accordance with U.S. generally accepted accounting principles, or GAAP. TA believes the non-GAAP financial measures presented in the table below to be meaningful supplemental disclosures because they may help investors gain a better understanding of changes in TA's operating results and its ability to pay rent or service debt, make capital expenditures and expand its business. These non-GAAP financial measures also may help investors to make comparisons between TA and other companies on both a GAAP and a non-GAAP basis. TA calculates Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization and loss on extinguishment of debt, and TA calculates Adjusted EBITDAR as Adjusted EBITDA plus real estate rent expense, as shown below. TA believes Adjusted EBITDA and Adjusted EBITDAR are useful indications of operating performance and its ability to pay rent or service debt, make capital expenditures and expand its business. TA leases a majority of the travel centers that it operates and believes that presenting investors with Adjusted EBITDAR may help investors compare TA's results with other companies that, instead of leasing, own and finance ownership of their properties with debt financing, or to consider how TA's results might compare if TA owned its leased properties and financed that ownership with debt. If TA, instead of leasing, owned its leased properties and financed that ownership with debt financing, the interest expense TA incurred for that debt financing would be added back by TA when calculating Adjusted EBITDA. TA also believes that Adjusted EBITDA and Adjusted EBITDAR are meaningful disclosures that may help investors to better understand its financial performance, including by allowing investors to compare TA's performance between periods and to the performance of other companies, as well as the form, extent and implications of TA's form of leverage for the travel centers it leases. The non-GAAP financial measures presented are used by management to evaluate TA's financial performance and comparing TA's performance over time and to the performance of its competitors. This information should not be considered as an alternative to net income or income from operations, as an indicator of TA's operating performance or as a measure of TA's liquidity. Also, Adjusted EBITDA and Adjusted EBITDAR as presented may not be comparable to similarly titled amounts calculated by other companies.
TA believes that net income attributable to common shareholders is the most comparable financial measure, determined according to GAAP, to TA's presentation of Adjusted EBITDA and Adjusted EBITDAR. The following table presents the reconciliation of these non-GAAP financial measures to net income attributable to common shareholders, the most directly comparable financial measure under GAAP reported in TA's consolidated financial statements, for the three and nine months ended September 30, 2016 and 2015.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Calculation of Adjusted EBITDA and Adjusted EBITDAR:
Net income attributable to common shareholders	$10,898	$9,826	$4,475	$29,327
Add: provision for income taxes	6,263	6,157	2,571	19,158
Add: depreciation and amortization	22,698	17,445	64,545	53,086
Add: interest expense, net(1)	7,200	5,042	20,761	16,461
Add: loss on extinguishment of debt	—	—	—	10,502
Adjusted EBITDA	47,059	38,470	92,352	128,534
Add: real estate rent expense(2)	66,573	60,616	194,838	169,528
Adjusted EBITDAR	$113,632	$99,086	$287,190	$298,062

TRAVELCENTERS OF AMERICA LLC
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands)

(1)	Interest expense, net, included the following:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Interest related to TA's Senior Notes and Credit Facility	$6,899	$4,913	$20,746	$14,746
Rent classified as interest	433	446	1,297	2,866
Amortization of deferred financing costs	308	232	917	688
Capitalized interest	(340)	(309)	(1,876)	(720)
Interest income	(143)	(260)	(484)	(1,292)
Other	43	20	161	173
Interest expense, net	$7,200	$5,042	$20,761	$16,461

(2)
Real estate rent expense recognized differs from TA's obligation to pay cash for rent under its leases. The differences between rent paid and rent expense result from the required recognition under GAAP of rent expense on an accrual basis. For example, a portion of the rent TA paid to HPT is classified as interest expense and a portion of the rent payments to HPT is applied to amortize a sale leaseback financing obligation liability. Also, TA amortizes on a straight line basis as a reduction of rent expense the deferred tenant improvement allowance liability and deferred gains from sales of assets to HPT that TA leased back. A reconciliation of these amounts is as follows.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Cash payments to HPT for rent	$67,040	$62,445	$197,063	$178,818
Rent paid to others(A)	3,294	2,693	9,219	7,858
Total cash payments under real property leases	70,334	65,138	206,282	186,676
Change in accrued estimated percentage rent	384	(878)	667	(1,275)
Adjustments to recognize rent expense on a straight line basis – HPT	(53)	(52)	(180)	(4,639)
Adjustments to recognize rent expense on a straight line basis for other leases	(66)	(87)	(239)	(288)
Less sale leaseback financing obligation amortization	(126)	(64)	(350)	(1,132)
Less portion of rent payments recognized as interest expense	(433)	(446)	(1,297)	(2,866)
Less deferred tenant improvements allowance amortization	(942)	(942)	(2,827)	(4,077)
Amortization of deferred gain on sale leaseback transactions	(2,525)	(2,053)	(7,218)	(2,871)
Total amount expensed as rent	$66,573	$60,616	$194,838	$169,528

(A)	Includes rent paid directly to HPT's landlords under leases for properties TA subleases from HPT as well as rent related to properties TA leases from landlords other than HPT.

TRAVELCENTERS OF AMERICA LLC
SUPPLEMENTAL SAME SITE OPERATING DATA
(in thousands, except for number of locations, percentage amounts and fuel gross margin per gallon)

CONSOLIDATED SAME SITE OPERATING DATA
The following table presents consolidated operating data for the periods noted for all of the locations in operation on September 30, 2016, that were operated by TA continuously since the beginning of the earliest period presented, with the exception of five locations TA operates that are owned by an unconsolidated joint venture in which TA owns a noncontrolling interest. This data excludes revenues and expenses that were not generated at locations TA operates, such as rents and royalties from franchisees and corporate level selling, general and administrative expenses. TA does not exclude locations from the same site comparisons as a result of capital improvements to the site or changes in the services offered.

	Three Months Ended September 30,				Nine Months Ended September 30,
	2016	2015	Change		2016	2015	Change
Number of same site company operated locations	296	296	—		249	249	—

Diesel sales volume (gallons)	406,649	433,722	(6.2)%		1,222,635	1,283,485	(4.7)%
Gasoline sales volume (gallons)	96,842	94,724	2.2%		237,892	239,336	(0.6)%
Total fuel sales volume (gallons)	503,491	528,446	(4.7)%		1,460,527	1,522,821	(4.1)%

Fuel revenues	$836,161	$986,203	(15.2)%		$2,244,526	$3,028,983	(25.9)%
Fuel gross margin	98,519	99,188	(0.7)%		267,379	301,794	(11.4)%
Fuel gross margin per gallon	$0.196	$0.188	4.3%		$0.183	$0.198	(7.6)%

Nonfuel revenues	$461,804	$463,571	(0.4)%		$1,288,569	$1,289,111	—%
Nonfuel gross margin	256,632	249,310	2.9%		726,574	709,208	2.4%
Nonfuel gross margin percentage	55.6%	53.8%	180	pts	56.4%	55.0%	140	pts

Total gross margin	$355,151	$348,498	1.9%		$993,953	$1,011,002	(1.7)%
Site level operating expenses	222,667	224,461	(0.8)%		643,756	640,385	0.5%
Site level operating expenses as a percentage of nonfuel revenues	48.2%	48.4%	(20	)pts	50.0%	49.7%	30	pts
Site level gross margin in excess of site level operating expenses	$132,484	$124,037	6.8%		$350,197	$370,617	(5.5)%

TRAVELCENTERS OF AMERICA LLC
SUPPLEMENTAL SAME SITE OPERATING DATA
(in thousands, except for number of locations, percentage amounts and fuel gross margin per gallon)

TRAVEL CENTERS SEGMENT SAME SITE OPERATING DATA
The following table presents operating data for the periods noted for all of the travel centers in operation on September 30, 2016, that were operated by TA continuously since the beginning of the earliest period presented, with the exception of two travel centers TA operates that are owned by an unconsolidated joint venture in which TA owns a noncontrolling interest. This data also excludes revenues and expenses that were not generated at travel centers TA operates, such as rents and royalties from franchisees and corporate level selling, general and administrative expenses. TA does not exclude locations from the same site comparisons as a result of capital improvements to the site or changes in the services offered.

	Three Months Ended September 30,				Nine Months Ended September 30,
Travel Centers	2016	2015	Change		2016	2015	Change
Number of same site company operated travel center locations	219	219	—		217	217	—

Diesel sales volume (gallons)	404,935	431,946	(6.3)%		1,220,112	1,281,155	(4.8)%
Gasoline sales volume (gallons)	76,683	74,221	3.3%		209,309	209,763	(0.2)%
Total fuel sales volume (gallons)	481,618	506,167	(4.8)%		1,429,421	1,490,918	(4.1)%

Fuel revenues	$799,060	$941,171	(15.1)%		$2,194,658	$2,967,144	(26.0)%
Fuel gross margin	93,721	92,990	0.8%		260,617	295,094	(11.7)%
Fuel gross margin per gallon	$0.195	$0.184	6.0%		$0.182	$0.198	(8.1)%

Nonfuel revenues	$428,110	$430,026	(0.4)%		$1,228,170	$1,229,329	(0.1)%
Nonfuel gross margin	245,655	238,993	2.8%		706,735	689,541	2.5%
Nonfuel gross margin percentage	57.4%	55.6%	180	pts	57.5%	56.1%	140	pts

Total gross margin	$339,376	$331,983	2.2%		$967,352	$984,635	(1.8)%
Site level operating expenses	211,898	213,619	(0.8)%		626,842	623,396	0.6%
Site level operating expenses as a percentage of nonfuel revenues	49.5%	49.7%	(20	)pts	51.0%	50.7%	30	pts
Site level gross margin in excess of site level operating expenses	$127,478	$118,364	7.7%		$340,510	$361,239	(5.7)%

TRAVELCENTERS OF AMERICA LLC
SUPPLEMENTAL SAME SITE OPERATING DATA
(in thousands, except for number of locations, percentage amounts and fuel gross margin per gallon)

CONVENIENCE STORES SEGMENT SAME SITE OPERATING DATA
The following table presents operating data for the periods noted for all of the convenience stores in operation on September 30, 2016, that were operated by TA continuously since the beginning of the earliest period presented, with the exception of three convenience stores TA operates that are owned by an unconsolidated joint venture in which TA owns a noncontrolling interest. This data also excludes revenues and expenses that were not generated at convenience stores TA operates, such as revenues from a dealer operated convenience store and corporate level selling, general and administrative expenses. TA does not exclude locations from the same site comparisons as a result of capital improvements to the site or changes in the services offered.

	Three Months Ended September 30,				Nine Months Ended September 30,
Convenience Stores	2016	2015	Change		2016	2015	Change
Number of same site company operated convenience store locations	77	77	—		32	32	—

Fuel sales volume (gallons)	21,873	22,279	(1.8)%		31,106	31,903	(2.5)%
Fuel revenues	$37,101	$45,032	(17.6)%		$49,868	$61,839	(19.4)%
Fuel gross margin	4,798	6,198	(22.6)%		6,762	6,700	0.9%
Fuel gross margin per gallon	$0.219	$0.278	(21.2)%		$0.217	$0.210	3.3%

Nonfuel revenues	$33,694	$33,545	0.4%		$60,399	$59,782	1.0%
Nonfuel gross margin	10,977	10,317	6.4%		19,839	19,667	0.9%
Nonfuel gross margin percentage	32.6%	30.8%	180	pts	32.8%	32.9%	(10	)pts

Total gross margin	$15,775	$16,515	(4.5)%		$26,601	$26,367	0.9%
Site level operating expenses	10,769	10,842	(0.7)%		16,914	16,989	(0.4)%
Site level operating expenses as a percentage of nonfuel revenues	32.0%	32.3%	(30	)pts	28.0%	28.4%	(40	)pts
Site level gross margin in excess of site level operating expenses	$5,006	$5,673	(11.8)%		$9,687	$9,378	3.3%

TRAVELCENTERS OF AMERICA LLC
BUSINESS SEGMENT INFORMATION
(in thousands)

The following tables present business segment information for travel centers and convenience stores, or TA's reportable segments, for the three and nine months ended September 30, 2016 and 2015.

	Three Months Ended September 30, 2016
	Travel Centers	Convenience Stores	Corporate and Other	Consolidated
Revenues:
Fuel	$808,366	$119,375	$19,817	$947,558
Nonfuel	434,712	81,691	9,113	525,516
Rent and royalties from franchisees	3,238	58	1,233	4,529
Total revenues	1,246,316	201,124	30,163	1,477,603

Site level gross margin in excess of site level operating expenses	$131,866	$12,249	$3,097	$147,212

Corporate operating expenses:
Selling, general and administrative			$34,812	$34,812
Real estate rent			66,573	66,573
Depreciation and amortization			22,698	22,698
Income from operations				23,129

Acquisition costs			225	225
Interest expense, net			7,200	7,200
Income from equity investees			1,534	1,534
Income before income taxes				17,238
Provision for income taxes			6,263	6,263
Net income				10,975
Less net income for noncontrolling interests				77
Net income attributable to common shareholders				$10,898
Supplemental data:

Gross margin
Fuel	$94,915	$15,059	$59	$110,033
Nonfuel	248,967	25,015	6,252	280,234
Rent and royalties from franchisees	3,238	58	1,233	4,529
Total gross margin	$347,120	$40,132	$7,544	$394,796

Site level operating expenses	$215,254	$27,883	$4,447	$247,584

TRAVELCENTERS OF AMERICA LLC
BUSINESS SEGMENT INFORMATION
(in thousands)

	Three Months Ended September 30, 2015
	Travel Centers	Convenience Stores	Corporate and Other	Consolidated
Revenues:
Fuel	$943,291	$69,733	$18,122	$1,031,146
Nonfuel	431,318	43,082	246	474,646
Rent and royalties from franchisees	3,201	—	—	3,201
Total revenues	1,377,810	112,815	18,368	1,508,993

Site level gross margin in excess of site level operating expenses	$121,359	$7,421	$485	$129,265

Corporate operating expenses:
Selling, general and administrative			$29,760	$29,760
Real estate rent			60,616	60,616
Depreciation and amortization			17,445	17,445
Income from operations				21,444

Acquisition costs			1,755	1,755
Interest expense, net			5,042	5,042
Income from equity investees			1,336	1,336
Income before income taxes				15,983
Provision for income taxes			6,157	6,157
Net income				9,826
Less net income for noncontrolling interests				—
Net income attributable to common shareholders				$9,826
Supplemental data:

Gross margin
Fuel	$93,239	$9,299	$12	$102,550
Nonfuel	239,664	12,897	168	252,729
Rent and royalties from franchisees	3,201	—	—	3,201
Total gross margin	$336,104	$22,196	$180	$358,480

Site level operating expenses	$214,745	$14,775	$(305)	$229,215

TRAVELCENTERS OF AMERICA LLC
BUSINESS SEGMENT INFORMATION
(in thousands)

	Nine Months Ended September 30, 2016
	Travel Centers	Convenience Stores	Corporate and Other	Consolidated
Revenues:
Fuel	$2,222,962	$311,199	$54,136	$2,588,297
Nonfuel	1,248,533	220,562	16,591	1,485,686
Rent and royalties from franchisees	10,556	249	2,330	13,135
Total revenues	3,482,051	532,010	73,057	4,087,118

Site level gross margin in excess of site level operating expenses	$353,645	$27,188	$6,999	$387,832

Corporate operating expenses:
Selling, general and administrative			$101,787	$101,787
Real estate rent			194,838	194,838
Depreciation and amortization			64,545	64,545
Income from operations				26,662

Acquisition costs			2,286	2,286
Interest expense, net			20,761	20,761
Income from equity investees			3,572	3,572
Income before income taxes				7,187
Provision for income taxes			2,571	2,571
Net income				4,616
Less net income for noncontrolling interests				141
Net income attributable to common shareholders				$4,475
Supplemental data:

Gross margin
Fuel	$264,446	$38,905	$376	$303,727
Nonfuel	717,707	67,721	11,296	796,724
Rent and royalties from franchisees	10,556	249	2,330	13,135
Total gross margin	$992,709	$106,875	$14,002	$1,113,586

Site level operating expenses	$639,064	$79,687	$7,003	$725,754

TRAVELCENTERS OF AMERICA LLC
BUSINESS SEGMENT INFORMATION
(in thousands)

	Nine Months Ended September 30, 2015
	Travel Centers	Convenience Stores	Corporate and Other	Consolidated
Revenues:
Fuel	$2,976,528	$134,600	$48,271	$3,159,399
Nonfuel	1,234,468	95,678	640	1,330,786
Rent and royalties from franchisees	9,392	—	—	9,392
Total revenues	4,220,388	230,278	48,911	4,499,577

Site level gross margin in excess of site level operating expenses	$371,009	$12,450	$2,181	$385,640

Corporate operating expenses:
Selling, general and administrative			$87,438	$87,438
Real estate rent			169,528	169,528
Depreciation and amortization			53,086	53,086
Income from operations				75,588

Acquisition costs			3,296	3,296
Interest expense, net			16,461	16,461
Income from equity investees			3,156	3,156
Loss on extinguishment of debt			10,502	10,502
Income before income taxes				48,485
Provision for income taxes			19,158	19,158
Net income				29,327
Less net income for noncontrolling interests				—
Net income attributable to common shareholders				$29,327
Supplemental data:

Gross margin
Fuel	$296,712	$14,621	$(109)	$311,224
Nonfuel	692,212	29,497	448	722,157
Rent and royalties from franchisees	9,392	—	—	9,392
Total gross margin	$998,316	$44,118	$339	$1,042,773

Site level operating expenses	$627,307	$31,668	$(1,842)	$657,133

(End)